                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-78809) pertaining to the Galey & Lord, Inc. 1999 Stock Option Plan of our report dated October 30, 2000, with respect to the consolidated financial statements and schedule of Galey & Lord, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 2000.




                                                               Ernst & Young LLP


Greensboro, North Carolina
December 22, 2000